Exhibit 99.1

Aterian Reports Third Quarter 2023 Results

Reports Third Quarter 2023 Net Revenue of $39.7 Million

Third Quarter Net Loss Improves by 94.6% Year Over Year While Adjusted EBITDA Loss Improves by 51.3%

NEW YORK, November 8, 2023 – Aterian, Inc. (Nasdaq: ATER) (“Aterian” or the “Company”) today announced results for the third quarter ended September 30, 2023.

Third Quarter Highlights

●	Third quarter 2023 net revenue declined 40.2% to $39.7 million, compared to $66.3 million in the third quarter of 2022.
●	Third quarter 2023 gross margin increased to 49.4%, compared to 45.5% in the third quarter of 2022, primarily reflecting the impact of improved pricing on inventory liquidations.
●	Third quarter 2023 contribution margin increased to 3.0% from 1.1% in the third quarter of 2022, primarily reflecting the impact of improved pricing on inventory liquidations.
●

Third quarter 2023 operating loss of ($6.5) million decreased compared to a loss of ($108.9) million in the third quarter of 2022, an improvement of 94.0%. Third quarter 2023 operating loss includes ($1.2) million of non-cash stock compensation, and restructuring costs of ($0.4) million, while third quarter 2022 operating loss included a gain of $0.8 million from the change in fair value of earn-out liabilities, a non-cash loss of ($90.9) million from the impairment on goodwill, a non-cash loss of ($3.1) million on the impairment on intangibles and ($2.9) million of non-cash stock compensation.

●

Third quarter 2023 net loss of ($6.3) million decreased from a ($116.9) million loss in the third quarter of 2022, an improvement of 94.6%. Third quarter 2023 net loss includes ($1.2) million of non-cash stock compensation, restructuring costs of ($0.4) million, and a gain on fair value of warrant liability of $0.6 million, while third quarter 2022 net loss included a gain of $5.5 million in net charges from the changes in fair value of warrants, a loss of ($12.8) million from the derivative related to offering of common stock, ($2.9) million of non-cash stock compensation, a gain of $0.8 million from the change in fair value of earn-out liabilities, a non-cash loss of ($90.9) million from the impairment on goodwill, and a non-cash loss of ($3.1) million on the impairment on intangibles.

●	Third quarter 2023 adjusted EBITDA loss of ($4.4) million decreased from a ($9.1) million loss in the third quarter of 2022, an improvement of 51.3%.
●	Total cash balance at September 30, 2023 was $28.0 million.

Fourth Quarter 2023 Outlook

For the fourth quarter 2023, taking into account the current global environment and inflation, we believe that net revenue will be between $28 million and $32 million and that adjusted EBITDA loss will be between ($6.5) million to ($7.5) million which includes an estimated incremental $2.0 million negative impact from anticipated fourth quarter pricing initiatives for higher price inventory in relation to Black Friday and Cyber Monday Sale Programs.

The Company’s fourth quarter 2023 guidance is based on a number of assumptions that are subject to change, any of which are outside the Company’s control. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

Non-GAAP Financial Measures

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Non-GAAP Financial Measures” section below. The most directly comparable GAAP financial measure for EBITDA and adjusted EBITDA is net loss and we expect to report a net loss for the three months ending December 31, 2023, due primarily to our operating losses, which includes stock-based compensation expense, and interest expense. We are unable to reconcile the forward-looking statements of EBITDA and adjusted EBITDA in this press release to their nearest GAAP measures because the nearest GAAP financial measures are not accessible on a forward-looking basis and reconciling information is not available without unreasonable effort.

Webcast and Conference Call Information

Aterian will host a live conference call to discuss financial results today, November 8, 2023, at 5:00 p.m. Eastern Time, which will be accessible by telephone and the internet. To access the call, participants from within the U.S. should dial (800) 715-9871 and participants from outside the U.S. should dial (646) 307-1963 and ask to be joined into the Aterian, Inc. call. Participants may also access the call through a live webcast at https://ir.aterian.io. The archived online replay will be available for a limited time after the call in the Investors Relations section of the Aterian website.

About Aterian, Inc.

Aterian, Inc. (Nasdaq: ATER) is a technology-enabled consumer product company that builds and acquires leading e-commerce brands with top selling consumer products, in multiple categories, including home and kitchen appliances, health and wellness and air quality devices. By leveraging its cloud-based platform, Artificial Intelligence Marketplace Ecommerce Engine (AIMEE™), the Company sells across the world's largest online marketplaces with a focus on Amazon and Walmart and on its own direct to consumer websites.

Forward Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements regarding our projected fourth quarter net revenue and adjusted EBITDA, the current global environment and inflation. These forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties and other factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to our ability to continue as a going concern, our ability to meet financial covenants with our lenders, our ability to maintain and to grow market share in existing and new product categories; our ability to continue to profitably sell the SKUs we operate; our ability to create operating leverage and efficiency when integrating companies that we acquire, including through the use of our team’s expertise, the economies of scale of our supply chain and automation driven by our platform; those related to our ability to grow internationally and through the launch of products under our brands and the acquisition of additional brands; those related to consumer demand, our cash flows, financial condition, forecasting and revenue growth rate; our supply chain including sourcing, manufacturing, warehousing and fulfillment; our ability to manage expenses, working capital and capital expenditures efficiently; our business model and our technology platform; our ability to disrupt the consumer products industry; our ability to generate profitability and stockholder value; international tariffs and trade measures; inventory management, product liability claims, recalls or other safety and regulatory concerns; reliance on third party online marketplaces; seasonal and quarterly variations in our revenue; acquisitions of other companies and technologies and our ability to integrate such companies and technologies with our business; our ability to continue to access debt and equity capital (including on terms advantageous to the Company) and the extent of our leverage; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), all of which you may obtain for free on the SEC’s website at www.sec.gov.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:

Ilya Grozovsky

Vice President, Investor Relations & Corporate Development

Aterian, Inc.

ilya@aterian.io

917-905-1699

aterian.io

ATERIAN, INC.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31, 2022	September 30, 2023
ASSETS
Current assets:
Cash	$43,574	$27,955
Accounts receivable, net	4,515	3,271
Inventory	43,666	31,493
Prepaid and other current assets	8,261	5,963
Total current assets	100,016	68,682
Property and equipment, net	853	792
Other intangibles, net	54,757	12,016
Other non-current assets	813	541
Total assets	$156,439	$82,031
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Credit facility	$21,053	$14,182
Accounts payable	16,035	12,464
Seller notes	1,693	1,196
Accrued and other current liabilities	14,254	10,740
Total current liabilities	53,035	38,582
Other liabilities	1,452	1,540
Total liabilities	54,487	40,122
Commitments and contingencies
Stockholders' equity:
Common stock, $0.0001 par value, 500,000,000 shares authorized and 80,752,290 and 89,132,183 shares outstanding at December 31, 2022 and September 30, 2023, respectively	8	9
Additional paid-in capital	728,339	735,110
Accumulated deficit	(625,251)	(692,108)
Accumulated other comprehensive loss	(1,144)	(1,102)
Total stockholders’ equity	101,952	41,909
Total liabilities and stockholders' equity	$156,439	$82,031

ATERIAN, INC.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2023	2022	2023
Net revenue	$66,326	$39,668	$166,268	$109,811
Cost of good sold	36,135	20,085	81,118	56,236
Gross profit	30,191	19,583	85,150	53,575
Operating expenses:
Sales and distribution	33,792	20,921	88,632	61,704
Research and development	1,706	852	4,582	3,808
General and administrative	10,369	4,326	29,481	16,566
Impairment loss on goodwill	90,921	—	119,941	—
Impairment loss on intangibles	3,118	—	3,118	39,445
Change in fair value of contingent earn-out liabilities	(774)	—	(5,240)	—
Total operating expenses	139,132	26,099	240,514	121,523
Operating loss	(108,941)	(6,516)	(155,364)	(67,948)
Interest expense, net	904	359	2,043	1,076
Gain on extinguishment of seller note	—	—	(2,012)	—
Loss on initial issuance of equity	12,834	—	18,669	—
Change in fair value of warrant liability	(5,528)	(567)	2,365	(2,410)
Other (income) expense, net	(174)	(128)	(199)	101
Loss before income taxes	(116,977)	(6,180)	(176,230)	(66,715)
Provision (benefit) for income taxes	(75)	90	(243)	142
Net loss	$(116,902)	$(6,270)	$(175,987)	$(66,857)
Net loss per share, basic and diluted	$(1.81)	$(0.08)	$(2.78)	$(0.86)
Weighted-average number of shares outstanding, basic and diluted	64,648,650	79,022,467	63,397,196	77,801,774

ATERIAN, INC.

Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2022	2023
OPERATING ACTIVITIES:
Net loss	$(175,987)	$(66,857)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	5,763	3,416
Provision for sales returns	134	(215)
Amortization of deferred financing cost and debt discounts	321	321
Issuance of common stock	43	—
Stock-based compensation	11,854	6,771
Gain from decrease of contingent earn-out liability fair value	(5,240)	—
Change in inventory provisions	—	213
Loss (gain) in connection with the change in warrant fair value	2,365	(2,410)
Gain in connection with settlement of note payable	(2,012)	—
Loss on initial issuance of equity	18,669	—
Impairment loss on goodwill	119,941	—
Impairment loss on intangibles	3,118	39,445
Allowance for doubtful accounts and other	219	59
Changes in assets and liabilities:
Accounts receivable	5,326	1,186
Inventory	2,588	11,960
Prepaid and other current assets	3,351	1,942
Accounts payable, accrued and other liabilities	(9,994)	(4,289)
Cash used in operating activities	(19,541)	(8,458)
INVESTING ACTIVITIES:
Purchase of fixed assets	(29)	(80)
Purchase of Step and Go assets	—	(125)
Cash used in investing activities	(29)	(205)
FINANCING ACTIVITIES:
Proceeds from equity offering, net of issuance costs	27,007	—
Repayments on note payable to Smash	(2,868)	(518)
Payment of Squatty Potty earn-out	(3,983)	—
Borrowings from MidCap credit facilities	107,678	63,978
Repayments for MidCap credit facilities	(116,924)	(71,165)
Insurance obligation payments	(1,778)	(788)
Insurance financing proceeds	2,099	986
Cash provided (used) by financing activities	11,231	(7,507)
Foreign currency effect on cash, cash equivalents, and restricted cash	(936)	42
Net change in cash and restricted cash for the year	(9,275)	(16,128)
Cash and restricted cash at beginning of year	38,315	46,629
Cash and restricted cash at end of year	$29,040	$30,501
RECONCILIATION OF CASH AND RESTRICTED CASH:
Cash	25,997	27,955
Restricted Cash—Prepaid and other current assets	2,914	2,417
Restricted cash—Other non-current assets	129	129
TOTAL CASH AND RESTRICTED CASH	$29,040	$30,501

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$1,409	$1,457
Cash paid for taxes	$58	$90
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Non-cash consideration paid to contractors	$1,137	$321
Fair value of warrants issued in connection with equity offering	$18,982	$—
Issuance of common stock related to exercise of warrants	$767	$—
Issuance of common stock	$43	$—
Exercise of prefunded warrants	$15,309	$—

Non-GAAP Financial Measures

We believe that our financial statements and the other financial data included in this Quarterly Report have been prepared in a manner that complies, in all material respects, with generally accepted accounting principles in the U.S. (“GAAP”). However, for the reasons discussed below, we have presented certain non-GAAP measures herein.

We have presented the following non-GAAP measures to assist investors in understanding our core net operating results on an on-going basis: (i) Contribution Margin; (ii) Contribution margin as a percentage of net revenue; (iii) EBITDA (iv) Adjusted EBITDA; and (v) Adjusted EBITDA as a percentage of net revenue. These non-GAAP financial measures may also assist investors in making comparisons of our core operating results with those of other companies.

As used herein, Contribution margin represents gross profit less e-commerce platform commissions, online advertising, selling and logistics expenses (included in sales and distribution expenses). As used herein, Contribution margin as a percentage of net revenue represents Contribution margin divided by net revenue. As used herein, EBITDA represents net loss plus depreciation and amortization, interest expense, net and provision for income taxes. As used herein, Adjusted EBITDA represents EBITDA plus stock-based compensation expense, changes in fair-market value of earn-outs, profit and loss impacts from the issuance of common stock and/or warrants, changes in fair-market value of warrant liability, litigation settlements, impairment on goodwill and intangibles, gain from extinguishment of seller note, restructuring expenses and other expenses, net. As used herein, Adjusted EBITDA as a percentage of net revenue represents Adjusted EBITDA divided by net revenue. Contribution margin, EBITDA and Adjusted EBITDA do not represent and should not be considered as alternatives to loss from operations or net loss, as determined under GAAP.

We present Contribution margin and Contribution margin as a percentage of net revenue, as we believe each of these measures provides an additional metric to evaluate our operations and, when considered with both our GAAP results and the reconciliation to gross profit, provides useful supplemental information for investors. Specifically, Contribution margin and Contribution margin as a Non-GAAP Financial Measure percentage of net revenue are two of our key metrics in running our business. All product decisions made by us, from the approval of launching a new product and to the liquidation of a product at the end of its life cycle, are measured primarily from Contribution margin and/or Contribution margin as a percentage of net revenue. Further, we believe these measures provide improved transparency to our stockholders to determine the performance of our products prior to fixed costs as opposed to referencing gross profit alone.

In the reconciliation to calculate contribution margin, we add e-commerce platform commissions, online advertising, selling and logistics expenses (“sales and distribution variable expense”) to gross profit to inform users of our financial statements of what our product profitability is at each period prior to fixed costs (such as sales and distribution expenses such as salaries as well as research and development expenses and general administrative expenses). By excluding these fixed costs, we believe this allows users of our financial statements to understand our products performance and allows them to measure our products performance over time.

We present EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue because we believe each of these measures provides an additional metric to evaluate our operations and, when considered with both our GAAP results and the reconciliation to net loss, provide useful supplemental information for investors. We use these measures with financial measures prepared in accordance with GAAP, such as sales and gross margins, to assess our historical and prospective operating performance, to provide meaningful comparisons of operating performance across periods, to enhance our understanding of our operating performance and to compare our performance to that of our peers and competitors. We believe EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue are useful to investors in assessing the operating performance of our business without the effect of non-cash items.

Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue should not be considered in isolation or as alternatives to net loss, loss from operations or any other measure of financial performance calculated and prescribed in accordance with GAAP. Neither EBITDA, Adjusted EBITDA or Adjusted EBITDA as a percentage of net revenue should be considered a measure of discretionary cash available to us to invest in the growth of our business. Our Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue may not be comparable to similar titled measures in other organizations because other organizations may not calculate Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA or Adjusted EBITDA as a percentage of net revenue in the same manner as we do. Our presentation of Contribution margin and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by the expenses that are excluded from such terms or by unusual or non-recurring items.

We recognize that EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue, have limitations as analytical financial measures. For example, neither EBITDA nor Adjusted EBITDA reflects:

• our capital expenditures or future requirements for capital expenditures or mergers and acquisitions;

• the interest expense or the cash requirements necessary to service interest expense or principal payments, associated with indebtedness;

• depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, or any cash requirements for the replacement of assets;

• changes in cash requirements for our working capital needs; or

• changes in fair value of contingent earn-out liabilities, warrant liabilities, and amortization of inventory step-up from acquisitions (included in cost of goods sold).

Additionally, Adjusted EBITDA excludes non-cash stock-based compensation expense, which is and is expected to remain a key element of our overall long-term incentive compensation package.

We also recognize that Contribution margin and Contribution margin as a percentage of net revenue have limitations as analytical financial measures. For example, Contribution margin does not reflect:

• general and administrative expense necessary to operate our business; •research and development expenses necessary for the development, operation and support of our software platform;

• the fixed costs portion of our sales and distribution expenses including stock-based compensation expense; or

• changes in fair value of contingent earn-out liabilities, warrant liabilities, and amortization of inventory step-up from acquisitions (included in cost of goods sold).

Contribution Margin

The following table provides a reconciliation of Contribution margin to gross profit and Contribution margin as a percentage of net revenue to gross profit as a percentage of net revenue, which are the most directly comparable financial measures presented in accordance with GAAP:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2023	2022	2023
	(in thousands, except percentages)
Gross Profit	$30,191	$19,583	$85,150	$53,575
Less:
E-commerce platform commissions, online advertising, selling and logistics expenses	(29,448)	(18,379)	(74,927)	(51,572)
Contribution margin	$743	$1,204	$10,223	$2,003
Gross Profit as a percentage of net revenue	45.5%	49.4%	51.2%	48.8%
Contribution margin as a percentage of net revenue	1.1%	3.0%	6.1%	1.8%

Adjusted EBITDA

The following table provides a reconciliation of EBITDA and Adjusted EBITDA to net loss, which is the most directly comparable financial measure presented in accordance with GAAP:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2023	2022	2023
	(in thousands, except percentages)
Net loss	$(116,902)	$(6,270)	$(175,987)	$(66,857)
Add:
Provision (benefit) for income taxes	(75)	90	(243)	142
Interest expense, net	904	359	2,043	1,076
Depreciation and amortization	1,869	452	5,763	3,416
EBITDA	(114,204)	(5,369)	(168,424)	(62,223)
Other (income) expense, net	(174)	(128)	(199)	101
Change in fair value of contingent earn-out liabilities	(774)	—	(5,240)	—
Impairment loss on goodwill	90,921	—	119,941	—
Impairment loss on intangibles	3,118	—	3,118	39,445
Gain on extinguishment of seller note	—	—	(2,012)	—
Change in fair market value of warrant liability	(5,528)	(567)	2,365	(2,410)
Loss on original issuance of equity	12,834	—	18,669	—
Litigation reserve	1,800	—	2,600	—
Restructuring expense	—	417	—	1,633
Stock-based compensation expense	2,943	1,232	11,854	6,771
Adjusted EBITDA	$(9,064)	$(4,415)	$(17,328)	$(16,683)
Net loss as a percentage of net revenue	(176.3)%	(15.8)%	(105.8)%	(60.9)%
Adjusted EBITDA as a percentage of net revenue	(13.7)%	(11.1)%	(10.4)%	(15.2)%

Each of our products typically goes through the Launch phase and depending on its level of success is moved to one of the other phases as further described below:

i.         Launch phase: During this phase, we leverage our technology to target opportunities identified using AIMEE (Artificial Intelligence Marketplace e-Commerce Engine) and other sources. This phase also includes revenue from new product variations and relaunches. During this period of time, due to the combination of discounts and investment in marketing, our net margin for a product could be as low as approximately negative 35%. Net margin is calculated by taking net revenue less the cost of goods sold, less fulfillment, online advertising and selling expenses. These primarily reflect the estimated variable costs related to the sale of a product.

ii         Sustain phase: Our goal is for every product we launch to enter the sustain phase and become profitable, with a target of positive 15% net margin for most products, within approximately three months of launch on average. Net margin primarily reflects a combination of manual and automated adjustments in price and marketing spend.

iii.         Liquidate phase: If a product does not enter the sustain phase or if the customer satisfaction of the product (i.e., ratings) is not satisfactory, then it will go to the liquidate phase and we will sell through the remaining inventory. Products can also be liquidated as part of inventory normalization especially when steep discounts are required.

The following tables break out our second quarter of 2022 and 2023 results of operations by our product phases (in thousands):

	Three months ended September 30, 2022
	Sustain	Launch	Liquidation/ Other	Fixed Costs	Stock Based Compensation	Total
Net revenue	$54,164	$1,625	$10,537	$—	$—	$66,326
Cost of goods sold	25,351	943	9,841	—	—	36,135
Gross profit	28,813	682	696	—	—	30,191
Operating expenses:
Sales and distribution expenses	23,182	803	5,463	3,345	999	33,792
Research and development	—	—	—	1,195	511	1,706
General and administrative	—	—	—	8,936	1,433	10,369
Impairment loss on goodwill	—	—	—	90,921	—	90,921
Impairment loss on intangibles	—	—	—	3,118	—	3,118
Change in earn-out liability				(774)		(774)

	Three months ended September 30, 2023
	Sustain	Launch	Liquidation/ Other	Fixed Costs	Stock Based Compensation	Total
Net revenue	$32,315	$395	$6,958	$—	$—	$39,668
Cost of goods sold	14,999	207	4,879	—	—	20,085
Gross profit	17,316	188	2,079	—	—	19,583
Operating expenses:
Sales and distribution expenses	14,279	224	3,876	2,212	330	20,921
Research and development	—	—	—	574	278	852
General and administrative	—	—	—	3,702	624	4,326

	Nine months ended September 30, 2022
	Sustain	Launch	Liquidation/ Other	Fixed Costs	Stock Based Compensation	Total
Net revenue	$146,207	$3,804	$16,257	$—	$—	$166,268
Cost of goods sold	65,358	2,097	13,663	—	—	81,118
Gross profit	80,849	1,707	2,594	—	—	85,150
Operating expenses:
Sales and distribution expenses	63,295	1,971	9,661	9,477	4,228	88,632
Research and development	—	—	—	3,164	1,418	4,582
General and administrative	—	—	—	23,273	6,208	29,481
Impairment loss on goodwill	—	—	—	119,941	—	119,941
Impairment loss on intangibles	—	—	—	3,118	—	3,118
Change in earn-out liability	—	—	—	(5,240)	—	(5,240)

	Nine months ended September 30, 2023
	Sustain	Launch	Liquidation/ Other	Fixed Costs	Stock Based Compensation	Total
Net revenue	$91,931	$595	$17,285	$—	$—	$109,811
Cost of goods sold	43,182	319	12,735	—	—	56,236
Gross profit	48,749	276	4,550	—	—	53,575
Operating expenses:
Sales and distribution expenses	41,473	376	9,723	8,041	2,091	61,704
Research and development	—	—	—	2,674	1,134	3,808
General and administrative	—	—	—	13,020	3,546	16,566
Impairment loss on intangibles	—	—	—	39,445	—	39,445